SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DREYFUS INSTITUTIONAL CASH ADVANTAGE FUNDS
(Name of Registrants as Specified in Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: __________
	(2)	Aggregate number of securities to which transaction applies: __________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

	(4)	Proposed maximum aggregate value of transaction: __________________
	(5)	Total fee paid: _______________________________________________
☐	Fee previously paid with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:____________________________
	(2)	Form, schedule or registration statement no.:____________
	(3)	Filing party:______________________________________
	(4)	Date filed: _______________________________________

May 31, 2010

DREYFUS INSTITUTIONAL CASH ADVANTAGE FUND

Recently, we sent you proxy materials regarding the Special Meeting of Shareholders of the Dreyfus Institutional Cash Advantage Fund to be held on June 24, 2010. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to act promptly and vote your shares.

EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation.

A copy of the proxy statement is available on the Fund’s website at http://www.dreyfus.com/proxyinfo.htm or by calling the toll free number shown below.

1-866-450-8470

Voting is very important! Please vote now to be sure your vote is received in time for the Fund’s June 24, 2010 Special Meeting of Shareholders.	DREYFUS has made it very easy for you to vote. Choose one of the following methods:

	●	Speak to a live Proxy Specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

	●	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

	●	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

	●	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes. PLEASE VOTE TODAY